UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 22, 2010
APACHE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-4300 (Commission File Number)	41-0747868 (I.R.S. Employer Identification No.)
2000 Post Oak Boulevard
Suite 100
Houston, Texas 77056-4400
(Address of principal executive offices, including zip code)
(713) 296-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Common Stock and Depositary Shares
     On July 22, 2010, Apache Corporation (the “Company”) entered into (i) a common stock Underwriting Agreement, dated July 22, 2010 (the “Common Stock Underwriting Agreement”), among the Company and Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. Goldman, Sachs & Co. and J.P. Morgan Securities Inc., as representatives of the underwriters named therein (the “Common Stock Underwriters”), with respect to the offer and sale of 26,450,000 shares of the Company’s common stock, par value $0.625 per share (the “Common Stock”) (which reflects the exercise of the Common Stock Underwriters’ option to purchase additional shares of Common Stock), and (ii) a depositary share Underwriting Agreement, dated July 22, 2010 (the “Depositary Shares Underwriting Agreement” and together with the Common Stock Underwriting Agreement, the “Underwriting Agreements”), among the Company and Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as representatives of the underwriters named therein (the “Depositary Shares Underwriters” and together with the Common Stock Underwriters, the “Underwriters”), with respect to the offer and sale of 25,300,000 depositary shares (“Depositary Shares”), with each Depositary Share representing a 1/20th interest in a share of the Company’s 6.00% Mandatory Convertible Preferred Stock, Series D (“Mandatory Convertible Preferred Stock”) (which reflects the exercise of the Depositary Shares Underwriters’ option to purchase additional Depositary Shares). The securities sold pursuant to the Underwriting Agreements were registered under the Company’s registration statement on Form S-3 (File No. 333-155884). The closing of the sale of Common Stock and Depositary Shares occurred on July 28, 2010.
     The Common Stock Underwriting Agreement sets forth the public offering price, and provides, among other things, that the Common Stock Underwriters will purchase the Common Stock from the Company at the public offering price, less a discount of $2.64 per share.
     The Depositary Shares Underwriting Agreement provides, among other things, that the Depositary Shares Underwriters will purchase the Depositary Shares from the Company at the public offering price, less a discount of $1.50 per Depositary Share.
     The Company also entered into a Deposit Agreement, dated as of July 28, 2010 (the “Deposit Agreement”), with Wells Fargo Bank, N.A., as depositary (the “Depositary”), on behalf of all holders from time to time of the receipts issued thereunder, which governs the deposit of the Mandatory Convertible Preferred Stock with the Depositary and the issuance by the Depositary of the Depositary Shares. A copy of the Deposit Agreement is attached hereto as Exhibit 4.2 and incorporated herein by reference.
Underwriting Agreements
     The Underwriting Agreements include customary representations, warranties and covenants by the Company. They also provide for customary indemnification by each of the Company and the respective Underwriters party to the relevant agreement against certain liabilities arising out of or in connection with sale of the Common Stock and Depositary Shares and for customary contribution provisions in respect of those liabilities.
     The Underwriters and their affiliates have provided and in the future may continue to provide various financial advisory, cash management, investment banking, commercial banking and other financial services, including the provision of credit facilities, to the Company in the ordinary course of business for which they have received and will continue to receive customary compensation.
     The foregoing summary of the material terms of the Underwriting Agreements and the transactions contemplated thereby is subject to, and qualified in its entirety by, the full text of the Underwriting Agreements, which are attached hereto as Exhibits 1.1 and 1.2 and incorporated herein by reference.
     The Underwriting Agreements have been filed with this Current Report on Form 8-K to provide investors and security holders with information regarding their terms. They are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreements. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Underwriting Agreements and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Underwriting Agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 3.03	Material Modification of the Rights of Security Holders
     Under the terms of the Mandatory Convertible Preferred Stock, the Company’s ability to declare or pay dividends or make distributions on, or purchase, redeem or otherwise acquire for consideration, shares of Common Stock, or any junior stock or parity stock currently outstanding or issued in the future, will be subject to certain restrictions in the event that the Company does not pay in full or declare and set aside for payment in full all accrued and unpaid dividends on the Mandatory Convertible Preferred Stock. The terms of the Mandatory Convertible Preferred Stock are more fully set forth in the Certificate of Designations (as defined below) described in Item 5.03 below and attached hereto as Exhibit 3.1 and incorporated herein by reference. A copy of the form of certificate for the Mandatory Convertible Preferred Stock is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 5.03	Amendments to the Articles of Incorporation
In connection with the issuance of the Depositary Shares, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designations (the “Certificate of Designations”) setting out the form and the terms of the Mandatory Convertible Preferred Stock, which amended the Company’s Restated Certificate of Incorporation, effective on July 28, 2010. The Mandatory Convertible Preferred Stock will rank, with respect to dividend rights and rights upon the Company’s liquidation, winding-up or dissolution:
•	senior to all Common Stock of the Company and each other class of other capital stock or series of preferred stock issued after the original issue date of the Mandatory Convertible Preferred Stock unless the terms of that stock expressly provide that it ranks senior to, or equally with, the Mandatory Convertible Preferred Stock;
•	junior to each class of capital stock or series of preferred stock established after the original issue date of the Mandatory Convertible Preferred Stock, the terms of which expressly provide that such class or series will rank senior to the Mandatory Convertible Preferred Stock; and
•	junior to the Company’s and its subsidiaries’ existing and future indebtedness (including, in the case of the Company’s subsidiaries, trade payables).
     The Company will pay cumulative dividends on each share of the Mandatory Convertible Preferred Stock at a rate of 6.00% per annum on the initial liquidation preference of $1,000 per share. Dividends will accrue and cumulate from the date of issuance and, to the extent that the Company is legally permitted to pay dividends and its board of directors declares a dividend payable, the Company will, from November 1, 2010 until and including August 1, 2013 pay dividends on each February 1, May 1, August 1 and November 1, in cash and (whether or not declared prior to that date) on August 1, 2013 will pay or deliver, as the case may be, dividends in cash, shares of Common Stock, or a combination thereof, at its election.
     Each share of Mandatory Convertible Preferred Stock will automatically convert into shares of Common Stock on August 1, 2013 if not earlier converted at the option of the holder upon the occurrence of a fundamental change (as defined in the Certificate of Designations). The number of shares issuable upon mandatory conversion of each share of Mandatory Convertible Preferred Stock will be a variable amount based on the average of the daily volume weighted average price per share of Common Stock during a specified period of 20 consecutive trading days with the number of shares of Common Stock ranging from 9.164 to 11.364 per share of Mandatory Convertible Preferred Stock, subject to anti-dilution adjustments.
     At any time prior to July 15, 2013, holders of the Mandatory Convertible Preferred Stock may elect to convert their shares at the minimum conversion rate (as defined in the Certificate of Designations), and will receive accrued and unpaid dividends for past dividend periods but will not receive accrued and unpaid dividends for the current dividend period. Upon a fundamental change (as defined in the Certificate of Designations), holders of the Mandatory Convertible Preferred Stock may elect to convert their shares at a fundamental change conversion rate (as defined in the Certificate of Designations), and will receive accrued and unpaid dividends. The Company may elect to pay accrued and unpaid dividends payable in connection with any conversion of the Mandatory Convertible Preferred Stock in cash, shares of Common Stock or a combination thereof.
     Except as required by law or the Company’s Restated Certificate of Incorporation, which includes the Certificate of Designations for the Mandatory Convertible Preferred Stock, the holders of Mandatory Convertible Preferred Stock have no voting rights (other than with respect to certain matters regarding the Mandatory Convertible Preferred Stock or when dividends payable on the Mandatory Convertible Preferred Stock have not been paid for an aggregate of six quarterly divided periods, or more, whether or not consecutive, as provided in the Certificate of Designations).
     The foregoing summary of the material terms of the Certificate of Designations is subject to, and qualified in its entirety by, the full text of the Certificate of Designations, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure
     The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of Section 18, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as set forth by specific reference in such filing.
     On July 28, 2010, the Company issued a press release announcing the closing of its Common Stock and Depositary Shares offerings, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits.

1.1
Common Stock Underwriting Agreement, dated July 22, 2010, among Apache Corporation and Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as representatives of the underwriters named therein.

1.2
Depositary Shares Underwriting Agreement, dated July 22, 2010, among Apache Corporation and Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as representatives of the underwriters named therein.

3.1	Certificate of Designations of 6.00% Mandatory Convertible Preferred Stock, Series D (including form of stock certificate).
4.1	Form of certificate for the 6.00% Mandatory Convertible Preferred Stock, Series D (included as Exhibit A to Exhibit 3.1).

4.2
Deposit Agreement, dated as of July 28, 2010, between Apache Corporation and Wells Fargo Bank, N.A., as depositary, on behalf of all holders from time to time of the receipts issued thereunder (including form of Depositary Receipt).

4.3	Form of Depositary Receipt for the Depositary Shares (included as Exhibit A to Exhibit 4.2).
5.1	Opinion of Bracewell & Giuliani LLP.
23.1	Consent of Bracewell & Giuliani LLP (included in Exhibit 5.1).
99.1	Press release of Apache Corporation, dated July 28, 2010.

S I G N A T U R E
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APACHE CORPORATION
Dated: July 28, 2010	By:	/s/ Roger B. Plank
Roger B. Plank, President
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit
Number	Description
1.1
Common Stock Underwriting Agreement, dated July 22, 2010, among Apache Corporation and Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as representatives of the underwriters named therein.

1.2
Depositary Shares Underwriting Agreement, dated July 22, 2010, among Apache Corporation and Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as representatives of the underwriters named therein.

3.1	Certificate of Designations of 6.00% Mandatory Convertible Preferred Stock, Series D (including form of stock certificate).
4.1	Form of certificate for the 6.00% Mandatory Convertible Preferred Stock, Series D (included as Exhibit A to Exhibit 3.1).
4.2
Deposit Agreement, dated as of July 28, 2010, between Apache Corporation and Wells Fargo Bank, N.A., as depositary, on behalf of all holders from time to time of the receipts issued thereunder (including form of Depositary Receipt).

4.3	Form of Depositary Receipt for the Depositary Shares (included as Exhibit A to Exhibit 4.2).
5.1	Opinion of Bracewell & Giuliani LLP.
23.1	Consent of Bracewell & Giuliani LLP (included in Exhibit 5.1).
99.1	Press release of Apache Corporation, dated July 28, 2010.